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As filed with the Securities and Exchange Commission on March 28, 2012

Registration No. 333-166752

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 12
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ERICKSON AIR-CRANE INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3720 (Primary Standard Industrial Classification Code Number)	93-1307561 (I.R.S. Employer Identification Number)

5550 SW Macadam Avenue, Suite 200
Portland, Oregon 97239
(503) 505-5800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Charles Ryan
Chief Financial Officer
Erickson Air-Crane Incorporated
5550 SW Macadam Avenue, Suite 200
Portland, Oregon 97239
(503) 505-5800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
Douglas A. Tanner, Esq. Milbank, Tweed, Hadley & McCloy LLP 1 Chase Manhattan Plaza New York, NY 10005 Tel: (212) 530-5000 Fax: (212) 530-5219	Michael P. Reed, Esq. Frank M. Conner III, Esq. DLA Piper LLP (US) 500 8th Street NW Washington, DC 20004 Tel: (202) 799-4000 Fax: (202) 799-5000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

    This Amendment No. 12 to the Registration Statement on Form S-1 (File No. 333-166752) is solely for the purpose of filing Exhibit 10.12. Accordingly, a preliminary prospectus has been omitted.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee and the FINRA filing fee. Except as otherwise noted, all the expenses below will be paid by Erickson Air-Crane Incorporated.

Item	Amount
SEC registration fee	$7,329
FINRA filing fee	9,729
NASDAQ listing fee	125,000
Legal fees and expenses	2,200,000
Accounting fees and expenses	895,000
Printing and engraving expenses	675,000
Transfer agent and registrar fees	3,500
Blue Sky fees and expenses	15,000
Directors and officers insurance	300,000
Miscellaneous fees and expenses	175,000

Total	4,405,558

Item 14.    Indemnification of Directors and Officers

    Section 145 of the Delaware General Corporation Law (the "DGCL"), authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred or, arising under the Securities Act of 1933, as amended. Our second amended and restated certificate of incorporation provides for indemnification of our directors, officers, employees, and other agents to the maximum extent permitted by the DGCL, and our second amended and restated bylaws provide for indemnification of our directors, officers, employees, and other agents to the maximum extent permitted by the DGCL. In addition, we have entered into indemnification agreements with our directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements may require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Reference is also made to Section 7 of the underwriting agreement to be filed as Exhibit 1.1 hereto, which provides for indemnification by the underwriter of our officers and directors against certain liabilities.

Item 15.    Recent Sales of Unregistered Securities

    None.

Item 16.    Exhibits and Financial Statement Schedules

(a)
Exhibits

Exhibit No.		Description of Exhibit

1.1	**	Form of Underwriting Agreement.
3.1	**	Amended and Restated Certificate of Incorporation of Erickson Air-Crane Incorporated.
3.2	**	Amended and Restated Bylaws of Erickson Air-Crane Incorporated.
3.3	**	Form of Second Amended and Restated Certificate of Incorporation of Erickson Air-Crane Incorporated.
3.4	**	Form of Second Amended and Restated Bylaws of Erickson Air-Crane Incorporated.
4.1	**	Amended and Restated Registration Rights Agreement by and between Erickson Air-Crane Incorporated and other parties, dated April 21, 2010.
5.1	**	Opinion of Milbank, Tweed, Hadley & McCloy LLP.
10.1	**	Form of Indemnification Agreement made by and between Erickson Air-Crane Incorporated and each of its directors and officers and some employees.
10.2		[Reserved.]
10.3		[Reserved.]
10.4		[Reserved.]
10.5		[Reserved.]
10.6		[Reserved.]
10.7	**	Amended and Restated Executive Employment Agreement between Udo Rieder and Erickson Air-Crane Incorporated, dated April 22, 2010.
10.8	**	Amended and Restated Executive Employment Agreement between Charles E. Ryan and Erickson Air-Crane Incorporated, dated April 22, 2010.
10.9	**	Severance Agreement and Release of All Claims by and between Eric Fraenkel and Erickson Air-Crane Incorporated, dated January 3, 2012.
10.10	**	Amended and Restated Executive Employment Agreement between H.E. "Mac" McClaren and Erickson Air-Crane Incorporated, dated April 22, 2010.
10.11	**	Executive Employment Agreement between Edward T. Rizzuti and Erickson Air-Crane Incorporated, effective as of January 1, 2012.
10.12		Offer Letter between Gary Zamieroski and Erickson Air-Crane Incorporated, dated February 24, 2012.
10.13		[Reserved.]
10.14		[Reserved.]
10.15	**	Exclusive Use Helicopter Services Large Fire Support Agreement between the U.S. Forest Service and Erickson Air-Crane Incorporated, dated December 16, 2011.

Exhibit No.		Description of Exhibit
10.16	**	Aircraft Purchase Agreement in Respect of One (1) Erickson S-64F Aircraft, Manufacturer's Serial Number 64095, between San Diego Gas & Electric Company and Erickson Air-Crane Incorporated, dated May 26, 2009, as amended. Portions of this exhibit have been redacted and filed separately with the SEC pursuant to a confidential treatment request.
10.17	**
Credit Agreement among Wells Fargo Bank, National Association, Keybank National Association, Bank of the West, Bank of America, N.A., Union Bank, N.A., and Erickson Air-Crane Incorporated, dated June 24, 2010.
10.17	(a)**
First Amendment to Credit Agreement among Wells Fargo Bank, National Association, Keybank National Association, Bank of the West, Bank of America, N.A., Union Bank, N.A., and Erickson Air-Crane Incorporated, dated November 15, 2010.
10.17	(b)**
Second Amendment to Credit Agreement among Wells Fargo Bank, National Association, Keybank National Association, Bank of the West, Bank of America, N.A., Union Bank, N.A., and Erickson Air-Crane Incorporated, dated December 31, 2010.
10.17	(c)**
Third Amendment to Credit Agreement among Wells Fargo Bank, National Association, Keybank National Association, Bank of the West, Bank of America, N.A., Union Bank, N.A., and Erickson Air-Crane Incorporated, dated May 19, 2011.
10.17	(d)**
Fourth Amendment to Credit Agreement among Wells Fargo Bank, National Association, Keybank National Association, Bank of the West, Bank of America, N.A., Union Bank, N.A., and Erickson Air-Crane Incorporated, dated June 30, 2011.
10.18	**
Promissory Note issued by Erickson Air-Crane, Incorporated to ZM Private Equity Fund II, L.P., dated June 30, 2010; Promissory Note issued by Erickson Air-Crane, Incorporated to 10th Lane Finance Co., LLC, dated June 30, 2010.
10.19	**	Executive Employment Agreement between David A. Ford and Erickson Air-Crane Incorporated, dated June 28, 2010.
10.19	(a)**	Amendment No. 1 to Executive Employment Agreement between David A. Ford and Erickson Air-Crane Incorporated, dated January 27, 2012.
10.20		[Reserved.]
10.21	**	Form of Erickson Air-Crane Incorporated 2012 Long-Term Incentive Plan.
10.21	(a)**	Form of Restricted Stock Unit Agreement.
10.22	**
Aircraft Lease and Purchase Option Agreement in Respect of One (1) Erickson S-64E Aircraft between HRT Netherlands B.V. and Erickson Air-Crane Incorporated, dated August 1, 2011. Portions of this exhibit have been redacted and filed separately with the SEC pursuant to a confidential treatment request.
10.22	(a)**
Amendment No. 1 to the Aircraft Lease and Purchase Option Agreement in Respect of One (1) Erickson S-64E Aircraft between HRT Netherlands B.V. and Erickson Air-Crane Incorporated, dated October 11, 2011. Portions of this exhibit have been redacted and filed separately with the SEC pursuant to a confidential treatment request.
10.23	**	Promissory Note issued by Erickson Air-Crane, Incorporated to ZM Private Equity Fund I, L.P., dated June 30, 2011.
10.24	**	Promissory Note issued by Erickson Air-Crane, Incorporated to ZM Private Equity Fund I, L.P., dated June 30, 2011.

Exhibit No.		Description of Exhibit
10.25	**	Promissory Note issued by Erickson Air-Crane, Incorporated to ZM Private Equity Fund II, L.P., dated June 30, 2011.
10.26	**	Promissory Note issued by Erickson Air-Crane, Incorporated to ZM Private Equity Fund II, L.P., dated June 30, 2011.
21.1	**	List of significant subsidiaries of the registrant.
23.1	**	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1).
23.2	**	Consent of Grant Thornton LLP.
23.3	**	Consent of Meredith R. Siegfried.
23.4	**	Consent of Gary R. Scott.
23.5	**	Consent of Hank Halter.
23.6	**	Consent of James L. Welch.
24.1	**	Power of Attorney for Udo Rieder.
24.2	**	Power of Attorney for Charles Ryan.
24.3	**	Power of Attorney for Quinn Morgan.
24.4	**	Power of Attorney for Kenneth Lau.
99.1	**
Letter of Intent in respect of the Purchase of One (1) Erickson Remanufactured S-64 Model Helicopter with Option for Three (3) Additional Aircraft between Erickson Air-Crane Incorporated and Türk Hava Kuruma, dated February 10, 2012.
99.2	**	Consent of RISI, Inc.

**
Previously filed.

(b)
Financial Statement Schedules

    Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

Item 17.    Undertakings

    The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted as to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, an officer or a controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

    (1)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus as filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on the 28th day of March, 2012.

ERICKSON AIR-CRANE INCORPORATED
By:	/s/ UDO RIEDER Udo Rieder Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ UDO RIEDER Udo Rieder	Chief Executive Officer and Director (principal executive officer)	March 28, 2012
/s/ CHARLES RYAN Charles Ryan	Chief Financial Officer (principal financial and accounting officer)	March 28, 2012
/s/ QUINN MORGAN Quinn Morgan	Director, Chairman of the Board	March 28, 2012
/s/ KENNETH LAU Kenneth Lau	Director	March 28, 2012

 EXHIBIT INDEX

Exhibit No.		Description of Exhibit
1.1	**	Form of Underwriting Agreement.
3.1	**	Amended and Restated Certificate of Incorporation of Erickson Air-Crane Incorporated.
3.2	**	Amended and Restated Bylaws of Erickson Air-Crane Incorporated.
3.3	**	Form of Second Amended and Restated Certificate of Incorporation of Erickson Air-Crane Incorporated.
3.4	**	Form of Second Amended and Restated Bylaws of Erickson Air-Crane Incorporated.
4.1	**	Amended and Restated Registration Rights Agreement by and between Erickson Air-Crane Incorporated and other parties, dated April 21, 2010.
5.1	**	Opinion of Milbank, Tweed, Hadley & McCloy LLP.
10.1	**	Form of Indemnification Agreement made by and between Erickson Air-Crane Incorporated and each of its directors and officers and some employees.
10.2		[Reserved.]
10.3		[Reserved.]
10.4		[Reserved.]
10.5		[Reserved.]
10.6		[Reserved.]
10.7	**	Amended and Restated Executive Employment Agreement between Udo Rieder and Erickson Air-Crane Incorporated, dated April 22, 2010.
10.8	**	Amended and Restated Executive Employment Agreement between Charles E. Ryan and Erickson Air-Crane Incorporated, dated April 22, 2010.
10.9	**	Severance Agreement and Release of All Claims by and between Eric Fraenkel and Erickson Air-Crane Incorporated, dated January 3, 2012.
10.10	**	Amended and Restated Executive Employment Agreement between H.E. "Mac" McClaren and Erickson Air-Crane Incorporated, dated April 22, 2010.
10.11	**	Executive Employment Agreement between Edward T. Rizzuti and Erickson Air-Crane Incorporated, effective as of January 1, 2012.
10.12		Offer Letter between Gary Zamieroski and Erickson Air-Crane Incorporated, dated February 24, 2012.
10.13		[Reserved.]
10.14		[Reserved.]
10.15	**	Exclusive Use Helicopter Services Large Fire Support Agreement between the U.S. Forest Service and Erickson Air-Crane Incorporated, dated December 16, 2011.

1

Exhibit No.		Description of Exhibit
10.16	**	Aircraft Purchase Agreement in Respect of One (1) Erickson S-64F Aircraft, Manufacturer's Serial Number 64095, between San Diego Gas & Electric Company and Erickson Air-Crane Incorporated, dated May 26, 2009, as amended. Portions of this exhibit have been redacted and filed separately with the SEC pursuant to a confidential treatment request.
10.17	**
Credit Agreement among Wells Fargo Bank, National Association, Keybank National Association, Bank of the West, Bank of America, N.A., Union Bank, N.A., and Erickson Air-Crane Incorporated, dated June 24, 2010.
10.17	(a)**
First Amendment to Credit Agreement among Wells Fargo Bank, National Association, Keybank National Association, Bank of the West, Bank of America, N.A., Union Bank, N.A., and Erickson Air-Crane Incorporated, dated November 15, 2010.
10.17	(b)**
Second Amendment to Credit Agreement among Wells Fargo Bank, National Association, Keybank National Association, Bank of the West, Bank of America, N.A., Union Bank, N.A., and Erickson Air-Crane Incorporated, dated December 31, 2010.
10.17	(c)**
Third Amendment to Credit Agreement among Wells Fargo Bank, National Association, Keybank National Association, Bank of the West, Bank of America, N.A., Union Bank, N.A., and Erickson Air-Crane Incorporated, dated May 19, 2011.
10.17	(d)**
Fourth Amendment to Credit Agreement among Wells Fargo Bank, National Association, Keybank National Association, Bank of the West, Bank of America, N.A., Union Bank, N.A., and Erickson Air-Crane Incorporated, dated June 30, 2011.
10.18	**
Promissory Note issued by Erickson Air-Crane, Incorporated to ZM Private Equity Fund II, L.P., dated June 30, 2010; Promissory Note issued by Erickson Air-Crane, Incorporated to 10th Lane Finance Co., LLC, dated June 30, 2010.
10.19	**	Executive Employment Agreement between David A. Ford and Erickson Air-Crane Incorporated, dated June 28, 2010.
10.19	(a)**	Amendment No. 1 to Executive Employment Agreement between David A. Ford and Erickson Air-Crane Incorporated, dated January 27, 2012.
10.20		[Reserved.]
10.21	**	Form of Erickson Air-Crane Incorporated 2012 Long-Term Incentive Plan.
10.21	(a)**	Form of Restricted Stock Unit Agreement.
10.22	**
Aircraft Lease and Purchase Option Agreement in Respect of One (1) Erickson S-64E Aircraft between HRT Netherlands B.V. and Erickson Air-Crane Incorporated, dated August 1, 2011. Portions of this exhibit have been redacted and filed separately with the SEC pursuant to a confidential treatment request.
10.22	(a)**
Amendment No. 1 to the Aircraft Lease and Purchase Option Agreement in Respect of One (1) Erickson S-64E Aircraft between HRT Netherlands B.V. and Erickson Air-Crane Incorporated, dated October 11, 2011. Portions of this exhibit have been redacted and filed separately with the SEC pursuant to a confidential treatment request.
10.23	**	Promissory Note issued by Erickson Air-Crane, Incorporated to ZM Private Equity Fund I, L.P., dated June 30, 2011.
10.24	**	Promissory Note issued by Erickson Air-Crane, Incorporated to ZM Private Equity Fund I, L.P., dated June 30, 2011.

2

Exhibit No.		Description of Exhibit
10.25	**	Promissory Note issued by Erickson Air-Crane, Incorporated to ZM Private Equity Fund II, L.P., dated June 30, 2011.
10.26	**	Promissory Note issued by Erickson Air-Crane, Incorporated to ZM Private Equity Fund II, L.P., dated June 30, 2011.
21.1	**	List of significant subsidiaries of the registrant.
23.1	**	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in Exhibit 5.1).
23.2	**	Consent of Grant Thornton LLP.
23.3	**	Consent of Meredith R. Siegfried.
23.4	**	Consent of Gary R. Scott.
23.5	**	Consent of Hank Halter.
23.6	**	Consent of James L. Welch.
24.1	**	Power of Attorney for Udo Rieder.
24.2	**	Power of Attorney for Charles Ryan.
24.3	**	Power of Attorney for Quinn Morgan.
24.4	**	Power of Attorney for Kenneth Lau.
99.1	**
Letter of Intent in respect of the Purchase of One (1) Erickson Remanufactured S-64 Model Helicopter with Option for Three (3) Additional Aircraft between Erickson Air-Crane Incorporated and Türk Hava Kuruma, dated February 10, 2012.
99.2	**	Consent of RISI, Inc.

**
Previously filed.

3

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution
  Item 14. Indemnification of Directors and Officers
  Item 15. Recent Sales of Unregistered Securities
  Item 16. Exhibits and Financial Statement Schedules
  Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX